SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.
             (Exact name of registrant as specified in its charter)


             Wyoming                                              98-0120805
  (State or other jurisdiction                              (IRS Employer Iden-
 of incorporation or organization)                           tification Number)


         104 South Harbor City Blvd., Suite A, Melbourne, Florida 32901
                                 (407) 953-4811
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                            Perry Douglas West, Esq.
             1270 Orange Avenue, Suite A, Winter Park, Florida 32789
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. (X)

   If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (X)

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (X)

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. (X)

                         CALCULATION OF REGISTRATION FEE
  Title of each
  class of                      Proposed maximum  Proposed maximum  Amount of
  securities to  Amount to      aggregate price   aggregate         registration
  be registered  be registered  per unit          offering price    fee
  -------------  -------------  --------          --------------    ---
  $.001 Par Value     300,000    $1.50              $450,000.00      $136.36
   Common Shares

PROSPECTUS


                                 300,000 Shares


                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.

                                  Common Stock
                                 -------------

     All of the Common Shares offered hereby are being sold by certain shareholders of the Company, See "Selling Security Holders". The Company will not receive any proceeds from the sale of the shares offered hereby.

     The outstanding shares of the Common Stock of Interactive Technologies Corporation, Inc. (the "Company") are, and the shares offered hereby will be, listed on the National Association of Securities Dealers Automated Quotation System's (NASDAQ) SmallCap Market under the symbol "ITNL". On January 6, 1997, the last reported sale price on NASDAQ was 1.125 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


 ------------------------------------------------------------------------------
                             Price To    Underwriting Discount      Proceeds to
                              Public       and Commissions (1)      Issurer (2)
 -------------------------------------------------------------------------------
 Per Share.........           $                 $   -0-                $  -0-
 -------------------------------------------------------------------------------
  Total............           $                 $   -0-                $  -0-
 -------------------------------------------------------------------------------

(1) No commission agreement exists.

(2) Proceeds are to selling shareholders.

                   Interactive Technologies Corporation, Inc.

January ____, 1997

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto or incorporated by reference therein. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto or incorporated by reference therein, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048-1102; Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission and referred to above. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of NASDAQ at 1735 K Street N.W., Washington, D.C. 20006-1500.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended May 31, 1996 (the "1996 10-K") is incorporated by reference in this Prospectus and shall be deemed a part hereof. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be apart hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein prior to the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Interactive Technologies Corporation, Inc., 104 South Harbor City Boulevard, Suite A, Melbourne, Florida 32901 (telephone 407-953-4811.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by information and financial statements appearing elsewhere in this Prospectus and the information incorporated herein by reference. THE COMPANY

     Interactive Technologies Corporation, Inc. ("ITC") is a developer and producer of television, interactive television and interactive digital media programming. These programs are developed in various interactive formats for cable, broadcast and direct broadcast satellite television and for Internet distribution. ITC's principal interactive programming product is its Rebate TV(TM) program. Rebate TV(TM) is a marketing and sales network which airs one half-hour of programming a day on WIRB/Channel 56 in the central Florida market which serves a population of 2,176,100. Rebate TV(TM) is a television program which incorporates interactive media and computer data management to allow the retail vendors to communicate their message to the consumer, to allow the consumer to verify his or her purchase, and to receive a cash rebate from the Company.

     The  company  formed  Satellite  Network  Television,  Inc.  (SNT) a Nevada
corporation,   to  operate  its  facilities  in  Princeton,  New  Jersey.  These facilities consist of three basic segments:

     Studio Operations: Complete studio and control room facilities including studio cameras, XY lighting, preset lighting board and recording facilities.

     Post Production: Equipped Video and audio edit rooms for on and off line edits, 3-D Graphics and Paintbox edit rooms, voice over and audio facilities and control equipment.

     Satellite Links: Fully redundant C band and Ku band satellite uplinks and downlinks with support and playback equipment.

     The Company holds Federal Communications Commission (FCC) Interactive Video and Data Services (IVDS) radio station licenses in the Charleston-North Charleston, SC, and Melbourne-Titusville-Palm Bay, FL service areas which represent an additional enhancement to the Company's programming distribution. These licenses have a duration of an initial five years, and are renewable if all conditions of the license are met. IVDS, a two way communications system, will allow viewers to take an active role in systems delivered through broadcast television, cable television, wireless cable, direct broadcast satellite or other future television delivery methods. (The Company's Charleston-North Charleston, SC, IVDS license is subject to an Agreement for Sale)

     ITC has developed a plan for the accumulation and sale of intellectual content. This content takes several forms, including completed television and video programming, both developed and produced by the Company and by third parties; property rights to written scripts and publications for the purpose of producing or having produced television or motion picture products; and program ideas, concepts and designs.

     The Company's principal executive offices are located at 104 South Harbor City Boulevard, Suite A, Melbourne, Florida 32901, telephone (407) 953-4811.

                                  THE OFFERING

Common Stock Offered                                             300,000 shares

Shares are offered by Studiolink
Corporation, which holds 250,000
shares under an equipment lease
purchase agreement with the Company,
and 50,000 shares which it
purchased directly from the Company.

Common Stock Outstanding After the Offering                      12,159,863 (1)

NASDAQ Symbol                                                    ITNL

Price Range of Common Stock Closing Prices                       $.906 - $3.969
(Quarter ending 11/30/96)

Closing Price on January 6, 1996                                 $1.125

Current Annualized Dividend Rate                                 None

Use of Proceeds                                                  Not Applicable.
                                                                 See "Use of
                                                                 Proceeds".

(1) Common Stock outstanding is based upon the number of shares outstanding on January 7, 1997, which includes the 300,000 shares which are the subject of this Registration.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                            (Year Ended May 31, 1996)

Revenue                                                       $        56,532
                                                                       ------

Operating expenses:

         Depreciation                                                  34,741
         Amortization                                                 210,569
         General and administrative                                   916,652
         Management fee, stockholder                                   16,666
         Interest expense:
                  Stockholder                                          27,368
                                                                       ------
                                                                    1,205,966

Loss from operations                                               (1,149,464)

Gain on disposition of joint
         venture interest                                             701,865

Loss before income taxes                                          (   447,599)

Provision for income taxes                                                 -0-

Net Loss                                                          (   447,599)
                                                                  ------------



Net loss per share:

         Primary                                          $              .05
         Fully diluted                                    $              .05

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FISCAL   YEAR 1996 AND INTERIM  PERIOD FROM JUNE 1, 1996
     THROUGH  NOVEMBER  30, 1996.

     The Company's research and development efforts consumed the technical efforts of the Company from October 1995 through the airing of Rebate TV(TM) on April 15, 1996, and involved two basic areas: the television programming for the shows, and the data management and computer interface development efforts for the interaction with the retailers and the consumers. None of this expense will be borne directly by the retailers or the consumers, but will be recouped through profits as the Company expands its markets.

     Development of Rebate TV(TM) basic programming by ITC has been done during the fiscal year with Century III at Universal Studios, Florida. Established in 1976, Century III has serviced a widely diverse client base with high production values utilizing the latest and finest in production and post-production hardware. This includes local, regional, national and international projects for all four broadcast television networks, national cable networks such as Nickelodeon and HBO, major independent producers, advertising agencies and major corporate and governmental organizations such as Digital Equipment Corporation, Harris Corporation, General Electric, NCR, AT&T, Kodak, Polaroid, Walt Disney World, Harcourt Brace Jovanovich, FPL Group, Westinghouse, McDonnell Douglas, Martin Marietta, Reebok, International and NASA. The creative director for Rebate TV(TM) is Michael Hamilton who has designed, directed and produced such television series as "Magnum P.I., "Simon & Simon", "Wings" and "The Twilight Zone". His commercial experience includes such clients as Cadillac(TM), Texaco, Coca Cola(TM), Heineken, American Airlines, Donna Karan, Elizabeth Arden, QVC, Business Technology Management and the Family Channel.

     The computer development efforts related to Rebate TV(TM) were done at the Company's engineering offices in Melbourne, Florida, where the hardware and software designs and specifications were developed, tested and implemented during the current fiscal year, to:

         o manage the large amounts of data and transactions involved in collecting and verifying sales information from the Rebate TV(TM) retailers;
         o calculate the rebates, record the credits, and issue the checks to the consumer;
         o accommodate and record the telephone rebate requests, and provide automated participation information to the public.

     ITC  looks to  Rebate  TV(TM) to  attract  its share of the  Communications
Industry end-user market estimated to be $189.3 billion by 1998. Interactive digital media is projected to remain the fastest growing category in the industry.1

     Internet Access. ITC's Internet home pages for use with Rebate TV(TM) allow viewers to access the program's data base through the Internet. It allows them to view the status of their accounts, enter vendor rebate claims, and later will allow viewers to access a variety of products and services associated with Rebate TV(TM) which the Company expects to include. Rebate TV(TM) is located at http://www.INET-USA.com/RTV.

     Network Operations. ITC is in development and production of its own television channel and is scheduled to distribute its Rebate TV(TM) video programming in this format to customers. The Company's distribution plan currently provides for distribution of this programming started in the central Florida markets to expand from there. Overall, during the next 18-36 months, the Company's plan calls for the Rebate TV(TM) to expand into 25 of the top national markets within three years from the date of first broadcast. The Company expects to hire as many as 50 additional employees over the next 24 months to support the operation of this programming and to continue to develop and refine the programming as the Company adds markets for these services.

     In furtherance of its network creation activities, the Company is initiating an affiliate program by market demographic area. Under this program, the Company pre sells 10 of the 14 minute program segments per one half hour program to the affiliate in the designated market area who is responsible to local program affiliate operations. The initial affiliate market under this program is Dayton, Ohio. The Company expects these affiliate operations to get into operation from 120 to 180 days per market. However, until the first 3-6 markets are established in this manner, there is not assurance that any particular market can get underway during this period.
--------
1 The Veronicas, Shudder & Associates Communications Industry Forecast,July 1994
   ----------------------------------------------------------------------

     Satellite Network Television (SNT). The company formed Satellite Network Television, Inc. (SNT) a Nevada corporation, to operate its facilities in Princeton, New Jersey. These facilities consist of three basic segments:

         o Studio Operations: Complete studio and control room facilities including studio cameras, XY lighting, preset lighting board and recording facilities.

         o Post Production: Equipped Video and audio edit rooms for on and off line edits. 3-DGraphics and Paintbox edit rooms, voice over and audio facilities and control equipment.

         o Satellite Links: Fully redundant C band and Ku band satellite uplinks and downlinks with support and playback equipment.

     These facilities were acquired to provide the Company the ability to completely produce and distribute its own programming in-house. However, the Company operates this facility as a full-service studio and broadcast facility available to the business community and realizes revenues from providing contract services from its facilities and from remote sports and general subject broadcasts. (These include such services as video conferencing, and television and video program production for educational, commercial and corporate videos.) The Company began major renovations to these facilities in May, 1996, and has been operating at a reduced level during renovations. The renovations are currently still under way and the Company expects a delayed opening during the first calendar quarter of 1997 .

     Interactive Video and Data Services. As part of ITC's commitment to the evolution of interactive television, its Federal Communications Commission Interactive Video and Data Services (IVDS) radio station licenses in the Charleston-North Charleston, SC, and Melbourne-Titusville-Palm Bay, FL service areas represent an additional enhancement to the Company's programming distribution. These licenses have a duration of an initial five years, and are renewable if all conditions of the license are met. IVDS, a two way communications system, will allow viewers to take an active role in systems delivered through broadcast television, cable television, wireless cable, direct broadcast satellite or other future television delivery methods. IVDS is regulated as a personal radio service under the rules of the FCC which has allocated spectrum in the 218-219 MHz range for its use. IVDS systems are designed to operate with a hand-held remote control device that controls the interactive set top device on the subscriber's television set. A viewer would interact with the TV station through a radio signal using an IVDS frequency.

     During the second quarter fiscal year 1996-1997, the Company concluded the sale of the Charleston License. The Company retains a 10% interest in the profits generated by the license.

     The Company is reviewing alternative uses and equipment proposals for its Melbourne-Titusville-Palm Bay, FL license and expects to proceed to install a system for this license within the next 24 - 36 months.

     Although ITC will run its Rebate TV(TM) and other programs on its own service area systems, the programs it develops are intended for use on various interactive delivery systems and are not specific to Interactive Video and Data Services systems. They are marketed to all of these various delivery systems. For broadcast of Rebate TV(TM) programming the Company currently uses and plans to use standard video media distribution methods such as cable, broadcast stations, wireless cable and direct broadcast satellite. Although the Company has designed its programs to utilize an IVDS return link (a "return link" is the method by which data is sent from the consumer or viewer back to the originator of the program), they are also designed to accommodate other return links such as the telephone. The Company has purchased equipment and software to provide a telephone return link as an interim return link for its own license areas as well as other areas where it is providing programming, to be utilized where IVDS is not available; until the installation an operation of the IVDS equipment as a return link is completed as well as for use with non subscribers to IVDS.

     Intellectual Content. The Company has developed a plan for the accumulation and sale of intellectual content. This content takes several forms, including completed television and video programming, both developed and produced by the Company and by third parties; property rights to written scripts and publications for the purpose of producing or having produced television or motion picture products; and program ideas, concepts and designs.

     This plan commenced during the last month of the fiscal year. In addition to the Rebate TV(TM) programs, the company has filed and had accepted Trademark applications with the United States Patent and Trademark Office for "Rebate TV" and for "DEAL! DEALS! DEALS!" (a direct shopping program which the Company has produced).

     The Company has acquired movie and television rights for one year to Special Treatment and to Overboard, novels currently in print. The company has begun soliciting interest in these properties, however no production or production agreements are in place and there is no assurance that any agreement will be completed during the term of the rights.

     The Company has in addition under this plan a number of projects under consideration and review. To date, revenue from these activities has been limited to the Rebate TV(TM) television program, and to a limited showing of its DEAL! DEALS! DEALS! program. There is associated with each of these shows and projects a lead time or advance period necessary for development and scheduling. In addition, the company may elect to sell outright or resell any of these properties.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

     Revenues from operations for the Quarter reported were $215,062, up from $0 for the same period for the previous year. Operating expenses for the Quarter reported increased to $948,318 from $94,886 the previous year. Increased expenses were due to the company's operations directed at expansion of Rebate TV(TM) into the national market. The Company's computer operations were developed to operate at a level to service a national market and those operations will make up a significant portion of the operating expenses which will proportionately decrease as the Company adds markets for its productions. The Company expects its expenses to expand at a decreasing percentage as it expands into additional markets.

     During the first six months of the current fiscal year, the Company received $714,775 from the private sale of its common stock and an additional $144,000 in loans. The Company does not expect to receive significant revenues from projects other that Rebate TV(TM) until the second half of calendar year 1997. Although the Company has no written commitments for additional funds, it believes that it can raise additional cash required for expansion of its markets through private sources. The Company expects to require additional funds over the next 12 months for the expansion and addition of market for its products and operations.

                                  RISK FACTORS

     The securities being offered hereby involve a high degree of risk. Investors, prior to making an investment in the shares of common stock offered hereby should carefully consider the following risks and speculative factors inherent in and affecting the business of the Company, together with all other information contained in this Prospectus.

     1. New Industry. A material portion of the Company's assets consist of Interactive Video and Data Services (IVDS) licenses from the Federal Communications Commission (FCC). IVDS is a new communications industry, licensed by the FCC for the first time in 1993, with the majority of market licenses auctioned in July of 1994. There is no performance data available on the industry or markets it intends to serve, and no IVDS services are currently being offered. There is no assurance the Company's intended activities in IVDS related undertakings will be successful or result in revenue or profit to the Company.

     As the Federal Communications Commission has issued the majority of IVDS licenses in January and February 1995, there is no existing commercially operating Interactive Video and Data Services system operated by any company. Thus there has been no demonstration that these services can be delivered in a commercially viable manner or that the Company will earn a profit from such delivery, although the Company believes that it can operate such a system in such a manner. In addition, only beta tests have been and/or are being run by other much larger companies using other forms of interactive television (telephone and cable) and no such system using these other technologies is in commercial operation. As such, although the Company expects all of these markets to develop, there is no assurance that any market will develop for the Company's programming products.

     2.  New  Business.  The  Company  plans  to  pursue  opportunities  in  the television broadcasting, programming and IVDS industry, and has limited operational history in these industries. There is no assurance the Company's intended activities will be successful or result in revenue or profit to the Company. The Company faces all risks which are associated with any new business, as well as special risks associated with its proposed operations, including cancellation and or non-renewal of the Company's licenses, subjecting the company to a loss of revenue from the operation of these IVDS systems.

     In addition, the terms of the Company's IVDS licenses require that service be made available to 30% of the license coverage area within three years of the date of issuing the license.

     There is no assurance that anticipated revenues will be sufficient to make payments to the FCC. Failure to meet any of these requirements may cause an adverse effect on the Company's operations and subject the Company to sanctions by the FCC.

     3. Limited Capitalization; Limited Funds Available for Operations. The Company believes that it will be able to obtain capital sufficient to establish initial distribution of its interactive programming and to install and operate the initial stages of its IVDS system and further that revenues therefrom. However, as IVDS involves a new technology and the Company's cash requirements may vary materially from those now planned because of unforeseen costs; lower than anticipated revenues; competitive and technological factors; the regulatory process, and other factors.

     In the event that cash flows are not sufficient to meet requirements for continued buildout of the Company's IVDS system or for its operations, it may be necessary for the Company to seek additional sources of financing. It currently has no commitment for this additional financing and there can be no assurance that it can be obtained when needed. If the Company is unable to obtain this financing when needed it may have an adverse effect upon the Company's operations and ability to complete the buildout of its IVDS systems, subjecting it to sanctions by the Federal Communications Commission.

     4. Competitive Position. Although the Company has only one IVDS competitor by the terms of the Federal Communications Commission license in each market, dominance by one licensee could adversely affect the success of the other. There is no assurance the Company's intended activities will secure an equal or dominant position in the IVDS markets in which it is licensed, or result in revenue or profit to the Company.

     The Company's strategy includes the development and sale of interactive programming to other IVDS licensees and to other interactive media. However, there are other companies in the interactive television industry that have announced that they will provide programming to the interactive television marketplace and there is no assurance that the Company's intended activities will secure a competitive position in this marketplace or result in profit to the Company.

     In addition, the Company faces competition from existing cable television, telephone companies' direct broadcast satellite, and other broadcast media companies that have announced their intentions to participate in the interactive television industry. Many of these companies have substantially greater resources than those of the Company and there is no assurance that the Company can attain and or maintain a competitive position in the interactive television market.

     5. Dependence on Key Personnel. The Company is substantially dependent upon the efforts of Mr. Perry Douglas West, its Chairman and Chief Executive Officer, and Mr. Joseph N. Dambro, Director of Finance. The loss of Mr. West or Mr. Dambro would have a material adverse effect on the Company's business and prospects.

     6. Lack of Dividends. The Company has not paid any dividends in the past. No dividend on the Common Stock is contemplated at any time in the foreseeable future. If future operations of the Company results in earnings, management may retain earnings to finance the future growth of the Company.

     7. Government Regulation. The ability of the Company to do a substantial amount of its business within the United States is subject to regulation by the Federal Communications Commission. IVDS is a new industry, and there is no assurance that regulations will not be forthcoming that are not in the best interests of the Company.

     The effect of government regulation may be to delay for a period of time or prevent the Company from developing its business as planned and/or impose costly requirements on the Company, the result of which may be to make the Company's business less profitable, or unprofitable, to operate. Also, should the Company not meet the build-out or other requirements of the FCC licenses it holds, it runs the risk of having these licenses canceled.

     8. Conflicts of Interest. The Company's Directors and Officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of business which may in the future have various transactions with the Company. Thus, there exist potential conflicts of interest including, among other things, time, effort and corporate opportunity, involved in participation with such other business entities and transactions. Each Officer and Director of the Company may engage in business activities outside of the Company. Regarding corporate opportunities, the Bylaws of the Company provide that all business opportunities which come to the attention of Officers and Directors within the areas of interest delineated by resolution of the Board of Directors shall be disclosed promptly to the Company and made available to it for acceptance or rejection by the Board of Directors. If the opportunity is rejected, the Officer or Director may avail himself of the opportunity. An Officer and Director may continue any business activity in which such Officer or Director engaged prior to joining the Company. To date, the Board of Directors has not adopted a resolution delineating areas of interest, and it is unlikely that it will do so in the near future. However, the Officers and Directors of the Company are aware of the fact that they owe a fiduciary duty to the Company not to withhold any corporate opportunity from the Company which may arise because of their association with the Company.

      There are no other transactions which are proposed or planned.

     There are inherent conflicts of interest in the negotiation of the terms of any transaction between the Company and its principal shareholders, officers, directors or their affiliates. Further, the terms of such related party transactions may not be equal to the terms of transactions negotiated between unrelated parties pursuant to arms length bargaining, and therefore an adverse impact on the Company may result from such related party transaction.

                            SELLING SECURITY HOLDERS

     Common stock offered under this registration statement is offered for the account of Studiolink Corporation, New Jersey Corporation. Studiolink Corporation is the lessor under a lease purchase agreement with the Company covering studio and satellite link equipment at the Company's Princeton, New Jersey facility and currently holds 300,000 shares of common stock covered by this document along with warrants to acquire an additional 50,000 shares of common stock. If all 300,000 shares are sold under this registration statement, Studiolink Corporation will have a position of less than three percent of the common shares of the Company. Studiolink is otherwise unrelated to the Company.

                              PLAN OF DISTRIBUTION

     The securities offered under this document will be offered through registered broker dealers for the account of the selling shareholder. There is no agreement in place with any underwriter or broker dealer with regard to the sale of these shares.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The securities being registered consist of 300,000 common shares being held by Studiolink Corporation, a New Jersey corporation. The shares are being offered by a selling shareholder and are already issued and outstanding as of the last 10-KSB Report which made a part of this document.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The Company has been represented in this matter by Perry Douglas West, Esq. Mr. West presently serves as Chairman and Chief Executive Officer of the Company and is the owner of 5,700,000 shares of common stock.

                                MATERIAL CHANGES

     Since 10-KSB for the year - NONE

     Since 10-QSB for the quarter - NONE


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


     Article VI of the Company's bylaws states the following with respect to the Right to Indemnification:

     Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Wyoming Business Corporation Act (the "WBCA"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the WBCA permitted the corporation to provide prior to such amendment). Such indemnification  shall  cover all  expenses  incurred by an  Indemnified  Person
(including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

     For purposes of this Article:

     (i) a "Proceeding" is any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom and whether formal or informal;

     (ii) an "Indemnified Person" is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and

     (iii) a "Delegate" is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    EXHIBITS

                                      NONE

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant, pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on January _______ , 1997.


Interactive Technologies Corporation, Inc.



By:  /s/Perry Douglas West
----------------------------------------------------------
   Perry Douglas West, Chairman and Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.